Exhibit 99.1

633 Seventeenth Street, Ste. 1900 Denver, CO 80202-3619 (303) 296-3076 (303) 773-8099 Fax

Earthstone Energy Furnishes

2nd Quarter Operations Update

DENVER, COLORADO, November 7, 2013 / -- EARTHSTONE ENERGY, INC. (NYSE MKT: ESTE) furnished an update of its current operational activities along with activities for its 2nd fiscal quarter, ended September 30, 2013.

Operations Update
Banks Field, McKenzie County, North Dakota
There continues to be excellent potential for reserve growth in the Banks area, where we placed seven new wells on production in the second quarter, ended September 30, 2013.  All seven wells are operated by Statoil and include, the Enderud 9-4 4TFH, Beaux 18-19 2TFH, Beaux 18-19 7H, Sax 25-36 3H, Sax 25-36 4TFH, Sax 25-36 5H and Sax 25-36 6TFH.  Currently, two wells are drilling and six wells are being completed or are waiting on hydraulic stimulation.

With respect to oil and gas reserves classifications, at quarter-end, five wells were reclassified from Proved Undeveloped (PUD) to the Proved Developed, Producing (PDP) category and seven wells were reclassified from Proved Developed, Non-Producing (PDNP) to PDP.  In addition, four wells were reclassified from PUD to PDNP.

Nebraska Deep Prospect, Cheyenne County, Nebraska
The Company resumed completion operations on the Schmale 34-20 in mid-October.  During completion operations, one additional zone was tested in a Permian age interval.  Similar to the two previous tests, some oil was recovered, but volumes were not sufficient to warrant building production facilities.  The Company and its partners have suspended operations and are assessing further actions.  This decision will most likely be to plug and abandon the well, but could include further stimulation to existing zones or testing additional zones.  Earthstone is the Operator of the well and has a 45% working interest in this venture. The remaining ownership in this project is held by unrelated, privately-held, third parties. .

South Texas Legacy Waterfloods, Webb County, Texas
The Company continues to geologically re-evaluate our long-held, waterflood properties in south Texas.  Currently, these fields generate 10% to 15% of our cash flow and wells in this field are shallow and inexpensive to drill.  Based on the preliminary results of this re-evaluation, the Company anticipates a modest drilling program will be undertaken this winter or spring.

ABOUT EARTHSTONE ENERGY:
Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company with primary operations in the Williston Basin and south Texas.  Earthstone is currently traded on NYSE MKT under the symbol ESTE.  Information on Earthstone can be found at its web site: www.earthstoneenergy.com.

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THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking, and therefore involve uncertainties or risks that could cause actual results to differ materially.  Forward-looking statements can be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases.  In addition, all statements other than statements of historical facts that address activities that Earthstone intends, expects or anticipates will or may occur in the future are forward-looking statements.  Forward-looking statements also include comments regarding assumptions regarding production rates and growth, operating costs, reduction of operation costs, commodity prices, industry outlook, future drilling activities, acquisitions and industry opportunities.  Factors that could cause actual results to differ materially include availability of rigs and services, price volatility of oil and gas, estimated production rates and adjustments to ownership percentages in addition to economic and political events affecting supply and demand for oil and gas, loss of customers for oil and gas production and government regulations.  These and other factors are discussed in more detail in Earthstone Energy’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed for March 31, 2013 and Quarterly Reports on Form 10-Q for the three and six months ended June 30, 2013 and September 30, 2013, respectively.  The Company disclaims any obligation to update forward-looking statements.